Unica Announces Financial Results for Third Quarter Fiscal 2009

WALTHAM, Mass. – August 10, 2009 – Unica Corporation (Nasdaq: UNCA), a leading global provider of enterprise marketing management (EMM) solutions, today announced financial results for its third quarter fiscal 2009 ended June 30, 2009.

For the third quarter fiscal 2009, the company reported total revenue of $26.9 million, an increase from $23.3 million in the previous quarter and a decrease of 19% compared with the third quarter of fiscal 2008. Subscription revenue was $5.9 million, an increase of 63%, perpetual license revenue was $4.4 million, a decrease of 64%, maintenance revenue on perpetual licenses was $11.1 million, a decrease of 2%, and services revenue was $5.5 million, a decrease of 12%, each compared to the third quarter fiscal 2008.

Yuchun Lee, chief executive officer of Unica Corporation, stated “During the third quarter, we continued to experience solid demand for our subscription-based offerings. Unica’s momentum and brand awareness continues to grow in the web analytics segment of the EMM market, as evidenced by flagship customer wins and strong growth related to our overall on-demand solutions. In addition, for the second consecutive quarter we closed several sizeable subscription-based transactions for our enterprise products that customers plan on deploying on-premise. We believe the growth of our subscription-based business is a significant long-term positive for Unica as it improves our visibility into future revenue and cash flow.”

Lee added, “We believe Unica’s ability to provide customers with flexibility in their purchase and deployment options is a competitive advantage and will enable the company to maximize its long-term, addressable market opportunity. We believe the ultimate winners of the EMM market will need to be serious players in both on-premise and on-demand opportunities, and Unica is uniquely positioned to meet this broad set of requirements based on our go-to-market strategy and industry leading product breadth and depth.”

For the quarter ended June 30, 2009, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $785,000, compared to income from operations of $461,000 for the quarter ended June 30, 2008. GAAP loss from operations for the quarter ended June 30, 2009 includes $1.4 million of non-cash share-based compensation expense and $351,000 of amortization of acquired intangible assets. GAAP net loss for the quarter ended June 30, 2009 was $292,000, compared to GAAP net income of $411,000 for the quarter ended June 30, 2008. GAAP net loss per share for the quarter ended June 30, 2009 was $0.01, compared to GAAP net income per share of $0.02 in the corresponding quarter of the prior year.

For the quarter ended June 30, 2009, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangible assets, was $921,000, compared to non-GAAP income from operations of $2.8 million for the quarter ended June 30, 2008. Non-GAAP net income was $879,000 for the quarter ended June 30, 2009, compared to non-GAAP net income of $2.0 million for the quarter ended June 30, 2008. Non-GAAP net income per diluted share was $0.04 for the quarter ended June 30, 2009, compared to net income per diluted share of $0.09 for the corresponding quarter of the prior year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kevin Shone, chief financial officer of Unica, said, “During the third quarter, Unica’s total revenue benefited by approximately $2.4 million. This was the result of recognizing previously deferred revenue related to a single customer contract pursuant to which we have no further performance obligations. Unica’s total revenue returned to sequential growth even without this benefit, due primarily to the strong underlying growth of our subscription revenue combined with stabilization of our perpetual license revenue.”

As of June 30, 2009, Unica had cash, cash equivalents and investments of $48.7 million, an increase compared to $47.7 million at March 31, 2009, due primarily to $2.6 million cash provided by operations, offset by approximately $700,000 used to purchase property and equipment and $1.0 million used to repurchase shares of common stock as part of the previously announced share repurchase program.

At June 30, 2009, deferred revenue was $37.2 million, down slightly compared to $37.3 million at March 31, 2009 due to the above mentioned recognition of over $2 million associated with previously deferred revenue related to a single customer contract.

Additional Third Quarter and Recent Business Highlights:

•	Announced that FOXSports.com on MSN will utilize Unica NetInsight™ OnDemand to better analyze and act on visitor behavior, and create more powerful and relevant marketing programs. FOXSports.com is a leading sports site that delivers breaking news, real-time stats and fantasy games, reaching more than 15 million users per month.

•	Announced that Batteries Plus® has selected Unica NetInsight™ OnDemand as its web analytics software solution. Batteries Plus, which serves more than 1.5 million customers annually, is the nation’s largest chain focused on the $24 billion battery category; in addition to selling more than 1 million batteries per week, they’re also the market leader in battery recycling.

•	Added customers for its subscription offerings, including Arbitron, CSC, FOXSports.com, Harvard Business School, Invesco Perpetual, MedPlus, Military Advantage, New Balance, and News Digital Media, among others.

•	Positioned as a Leader in The Forrester Wave™: Web Analytics, Q3 2009 (July 23, 2009). Unica NetInsight scored highest overall for Product Strategy. The company was also recently positioned in the “Visionaries” quadrant of Gartner, Inc.’s “Magic Quadrant for Enterprise Marketing Management” report (July 15, 2009).

•	Continued to expand its perpetual license business with industry leaders across a broad range of vertical markets, including travel and leisure, retail, healthcare, financial services, technology, and life sciences, among others. During the third quarter, the company added new customers and expanded relationships with existing customers including: BNP Paribas Fortis, Delta Airlines, Dexia, ING, Nationwide Building Society, School Specialty, and Urban Outfitters, among others.

•	In July, the company announced the appointment of James Fieger as senior vice president of worldwide sales. Fieger brings more than 20 years of executive sales management experience at global technology and software organizations. He previously served as executive vice president of worldwide field operations at Interwise, Inc., (a division of AT&T), senior vice president of worldwide sales and services at 3Com Corporation, as well as executive vice president of worldwide field operations at Lotus Development Corporation.

•	Announced that Louis Hernandez, Jr., chairman of the board and chief executive officer of Open Solutions Inc., has been elected to the company’s board of directors. Hernandez also serves on the board of HSBC North America Holdings Inc., the North American holding company for the consumer lending arm and principal banking subsidiaries in the U.S. and Canada of one of the largest banking and financial services organizations in the world. He also serves on the board of directors of HSBC USA Inc., HSBC Bank USA, N.A., as well as Avid Technology Inc. (Nasdaq: AVID).

Conference Call Details

Unica will discuss its quarterly results and related matters via a teleconference today, August 10, 2009 at 5:00 p.m. ET. To access this call, dial 888-727-7693 (domestic) or 913-981-5545 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.

A replay of this conference call will be available from 8:00 p.m. ET on Monday, August 10, 2009 through 11:59 p.m. ET on Monday, August 24, 2009 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4126694. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures

Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, and earnings per share.

Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:

•	Expense associated with the amortization of intangible assets related to acquisitions and the impairment of goodwill, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica

Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software and services. The most comprehensive EMM suite on the market today, Unica’s marketing management solutions streamline the entire marketing process from analysis and planning to project management, execution and measurement. More than 1,000 companies worldwide depend on Unica for their enterprise marketing management solution.

Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.

Note to editors: Copyright 2009 Unica Corporation. Unica, NetInsight, and the Unica logo are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements

The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including those factors listed in the Company’s most recent Quarterly Report on Form 10-Q and the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2008 under “Risk Factors”, which factors could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Media contact:
Dan Ring
Unica Corporation
781-487-8641
dring@unica.com

Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	September 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$48,368	$35,799
Short-term investments	362	11,482
Accounts receivable, net	19,642	21,339
Prepaid expenses and other current assets	4,364	6,116

Total current assets	72,736	74,736
Property and equipment, net	4,796	4,781
Long-term investments	—	2,989
Goodwill and other acquired intangible assets, net	15,745	33,028
Other assets	957	1,375

Total assets	$94,234	$116,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,124	$3,536
Accrued expenses	13,016	14,527
Short-term deferred revenue	35,768	35,369

Total current liabilities	50,908	53,432
Long-term deferred revenue	1,390	1,733
Other long-term liabilities	474	1,738

Total liabilities	52,772	56,903
Stockholders’ equity	41,462	60,006

Total liabilities and stockholders’ equity	$94,234	$116,909

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue:
License	$4,359	$12,127	$15,024	$34,907
Maintenance and services	16,594	17,542	46,738	48,223
Subscription	5,907	3,621	14,448	9,411

Total revenue	26,860	33,290	76,210	92,541
Costs of revenue:
License	396	866	1,537	2,453
Maintenance and services	5,383	6,962	15,154	19,392
Subscription	1,279	714	3,262	2,019

Total cost of revenue	7,058	8,542	19,953	23,864

Gross profit	19,802	24,748	56,257	68,677
Operating expenses:
Sales and marketing	11,216	13,020	32,157	37,407
Research and development	5,045	5,926	15,461	17,737
General and administrative	4,204	4,949	12,093	14,526
Restructuring charges (credits)	—	—	748	(286)
Goodwill impairment charge	—	—	15,266	—
Amortization of acquired intangible assets	122	392	1,057	1,179

Total operating expenses	20,587	24,287	76,782	70,563

Income (loss) from operations	(785)	461	(20,525)	(1,886)
Other income (expense), net	313	230	(887)	993

Income (loss) before income taxes	(472)	691	(21,412)	(893)
Provision for (benefit from) income taxes	(180)	280	(891)	(603)

Net income (loss)	$(292)	$411	$(20,521)	$(290)

Net income (loss) per common share:
Basic	$(0.01)	$0.02	$(0.99)	$(0.01)

Diluted	$(0.01)	$0.02	$(0.99)	$(0.01)

Shares used in computing net income (loss) per common share:
Basic	20,708	20,576	20,780	20,368

Diluted	20,708	20,963	20,780	20,368

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(20,521)	$(290)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,994	1,612
Amortization of capitalized software development costs	139	53
Amortization of acquired intangible assets	1,825	2,180
Goodwill impairment charge	15,266	—
Share-based compensation expense	3,992	4,928
Foreign currency translation loss	226	—
Excess tax benefits from share-based compensation	—	(132)
Deferred tax benefits	(1,435)	(991)
Changes in operating assets and liabilities:
Accounts receivable	1,491	(1,559)
Prepaid expenses and other current assets	1,774	(1,047)
Other assets	449	545
Accounts payable	(1,318)	1,505
Accrued expenses	(1,145)	(806)
Deferred revenue	155	2,249
Other long-term liabilities	—	444

Net cash provided by operating activities	2,892	8,691
Cash flows from investing activities:
Purchases of property and equipment	(1,576)	(2,003)
Capitalization of software development costs	(575)	(237)
Cash collected from license acquired in acquisition	115	122
Proceeds from sales and maturities of investments	15,043	33,836
Purchases of investments	(898)	(20,270)
Increase in restricted cash	(69)	—

Net cash provided by investing activities	12,040	11,448
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock	370	1,012
purchase plans
Excess tax benefits from share-based compensation	—	132
Treasury shares purchased	(1,920)	—
Payment of withholding taxes in connection with settlement of restricted stock units	(308)	(802)

Net cash provided by (used in) financing activities	(1,858)	342
Effect of exchange rate changes on cash and cash equivalents	(505)	173

Net increase in cash and cash equivalents	12,569	20,654
Cash and cash equivalents at beginning of period	35,799	18,493

Cash and cash equivalents at end of period	$48,368	$39,147

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$(785)	$461	$(20,525)	$(1,886)
Add: Share-based compensation	1,355	1,647	3,992	4,928
Add: Amortization of acquired intangible assets	351	726	1,825	2,180
Add: Goodwill impairment charge	—	—	15,266	—

Non-GAAP income from operations	$921	$2,834	$558	$5,222

GAAP income (loss) before income taxes	$(472)	$691	$(21,412)	$(893)
Add: Share-based compensation	1,355	1,647	3,992	4,928
Add: Amortization of acquired intangible assets	351	726	1,825	2,180
Add: Goodwill impairment charge	—	—	15,266	—
Adjusted provision for income taxes	(355)	(1,106)	—	(2,051)

Non-GAAP net income (loss)	$879	$1,958	$(329)	$4,164

Diluted non-GAAP net income (loss) per common share	$0.04	$0.09	$(0.01)	$0.19

Shares used in computing non-GAAP net income (loss) per diluted common share:	22,387	22,058	22,383	21,945

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Share-based compensation:
Cost of license revenue	$7	$10	$37	$33
Cost of maintenance and services revenue	251	245	726	650
Sales and marketing expense	615	618	1,657	1,755
Research and development expense	248	298	722	975
General and administrative expense	234	476	850	1,515

Total share-based compensation expense	$1,355	$1,647	$3,992	$4,928

Amortization of acquired intangible assets:
Cost of license revenue	$229	$333	$768	$1,000
Operating expenses	122	393	1,057	1,180

Total amortization of acquired intangible assets	$351	$726	$1,825	$2,180